UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

SENSE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

82-2978
(Commission File Number)

Yukon, Canada	90010141
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2535 N. Carleton Avenue, Grand Island, Nebraska, 68803
(Address of principal executive offices) (Zip Code)

(308) 381-1355
Issuer’s telephone number

Suite U, 800 Clanton Road, Charlotte, North Carolina, 28217
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

Sense Technologies Inc. issued a press release on May 11, 2005, announcing it bad completed a private placement of 14,324,000 units to investors in the company at a price of $0.05 per unit for aggregate cash proceeds of $716,200. The shares were issued in reliance on Regulation D promulgated under the Securities Act 1933. The shares are restricted in accordance with Rule 144 under such Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2005, Sense Technologies Inc. received a letter of Resignation from David Hansing in which he resigned from the Board of Directors. Mr. Hansing’s resignation became effective immediately. The resigning director and the company part ways on good terms and with no outstanding issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bruce Schreiner
Date	May 12, 2005	(Registrant)

/s/ Bruce Schreiner
(Signature)*